FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made as of June 5, 2007, by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), LINCOLN FINANCIAL DISTRIBUTORS, INC., a Connecticut corporation (“Distributor”), LINCOLN INVESTMENT ADVISORS CORPORATION, a Tennessee corporation (“Adviser”), and Nationwide Financial Services, Inc., a company organized under the laws of the State of Delaware, on behalf of its insurance company subsidiaries listed on Exhibit B hereto (collectively, “Nationwide”) and the current and any future Nationwide-established separate accounts,-as applicable.

WHEREAS, the Trust is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (“1940 Act”) as an open-end, diversified management investment company;

WHEREAS, the Trust is organized as a series fund comprised of separate investment, series, including each Fund;

WHEREAS, the Trust was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts offered by life insurance companies through separate accounts of such life insurance companies and also may offer its shares to certain qualified pension and retirement plans;

WHEREAS, the Trust operates under an order from the SEC, dated June 4, 2007 (File No. 812-13287) (“Order”), granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts (“Participating Insurance Companies”) and qualified pension and retirement plans outside the separate account context and any other trust, plan, account, contract or annuity trust that is within the scope of Treasury Regulation §1.817.5(f)(3)(iii) (collectively, the “Plans”);

WHEREAS, Nationwide has established or will establish one or more separate accounts (the “Separate Accounts”) set forth on Exhibit B, to offer variable annuity products and variable life insurance products (the “Variable Products”), and it seeks to have each Fund serve as certain of the underlying funding vehicles for such Variable Products;

WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940;

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, Nationwide intends to purchase Fund shares to serve as investment options under the Variable Products and each Fund is authorized to sell such shares to Nationwide at net asset value (“NAV”).

NOW, THEREFORE, in consideration of their mutual promises, Nationwide, the Trust, the Distributor and the Adviser agree as follows:

Article I. SALE OF FUND SHARES

1.1. The Trust agrees to make available to the Separate Accounts shares of each Fund as listed in Exhibit A for investment of proceeds from Variable Products allocated to the designated Separate Accounts, such shares to be offered as provided in Fund’s Prospectus.

1.2. The Trust agrees to sell to Nationwide those Fund shares that Nationwide orders, executing such orders on a daily basis at the NAV next computed after receipt by the Trust or its designee of the order. For purposes of this Section, Nationwide shall be the designee of the Trust for receipt of such orders from Nationwide and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 7:00 a.m., New York time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its NAV.

1.3. The Trust agrees to redeem for cash, on Nationwide’s request, any full or fractional Fund shares held by Nationwide, executing such requests on a daily basis at the NAV next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section, Nationwide shall be the designee of the Trust for receipt of requests for redemption from Nationwide and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 7:00 a.m., New York time on the next following Business Day.

1.4. The Trust shall furnish, on or before the ex-dividend date, notice to Nationwide of any income dividends or capital gain distributions payable on the shares of any Fund. Nationwide hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund’s shares in additional shares of the Fund. The Trust shall notify Nationwide of the number of shares so issued as payment of such dividends and distributions. Nationwide reserves the right to revoke this election by written notice to the Trust.

1.5. The Trust shall make the NAV per share for the selected Fund(s) available to Nationwide on a daily basis as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 6:30 p.m., New York time. In the event of an error in the computation of a Fund’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the Distributor or the Fund shall promptly notify Nationwide as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected in accordance with the Fund’s policy for correction of pricing errors (“Pricing Policy”); provided such Pricing Policy meets the requirements of the 1940 Act and any views expressed by the SEC staff If an adjustment is necessary to correct a material error which has caused Variable Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Variable Contract owners will be adjusted and the amount of any underpayments shall be credited by the Distributor to Nationwide for crediting of such amounts to the applicable Variable Contract owners accounts. Upon notification by the Distributor of any overpayment due to a material error, Nationwide shall promptly remit to the Distributor any overpayment that has not been paid to the Variable Contract owners. A pricing error shall be deemed to be “materially incorrect” or constitute a “material error” in accordance with the Fund’s Pricing Policy for purposes of this Agreement. The standards set forth in this Section are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

1.6. At the end of each Business Day, Nationwide shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, Nationwide shall process each such Business Day’s Separate Account transactions based on requests and premiums received by it by the time as of which the Fund calculates its share price as disclosed in the Fund’s prospectus to determine the net dollar amount of the Fund shares which shall be purchased or redeemed at that day’s closing NAV per share. The net share purchase or redemption orders so determined shall be transmitted to the Trust by Nationwide by 7:00 a.m., New York Time on the Business Day next following Nationwide’s receipt of such requests and premiums.

1.7. If Nationwide’s order requests the net purchase of the Trust shares, Nationwide shall pay for such purchase by wiring federal funds to the Trust or its designated custodial account on the day the order is actually transmitted by Nationwide by the close of the Federal Reserve wire system. If Nationwide’s order requests a net redemption resulting in a payment of redemption proceeds to Nationwide, the Trust shall wire the redemption proceeds to Nationwide on the day the order is actually received by the Trust by the close of the Federal Reserve wire system. If Nationwide’s order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by the Distributor, the Trust shall so apply such proceeds on the same Business Day that Nationwide transmits such order to the Trust. Nationwide shall notify the Distributor at least five days in advance of a single purchase, redemption or exchange order for one million dollars ($1,000,000) or more of which it has prior knowledge

1.8. Notwithstanding Section 1.7, the Trust reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder.

1.9. The Trust agrees that all Fund shares will be sold only to Participating Insurance Companies which have agreed to purchase Fund shares to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986 (the “Code”) and Treasury Regulation 1.817-5. Fund shares will not be sold directly to the general public.

1.10. The Trust may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of the shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of each Fund.

Article II. REPRESENTATIONS AND WARRANTIES

2.1. Nationwide represents and warrants that: (i) it is a holding company duly organized and in good standing under the laws of Delaware; (ii) that its life insurance company subsidiaries have been duly organized and are in good standing under applicable state law; (iii) that the life insurance subsidiaries have legally and validly established each Separate Account as a segregated asset account under applicable state law; and (iv) that the principal underwriter for the Variable Products, is registered as a broker-dealer under the 1934 Act.

2.2. Nationwide represents and warrants that it has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Products, unless an exemption from registration is available. Nationwide represents and warrants that interests in the Separate Account under the Variable Products will be registered under the Securities Act of 1933 (“1933 Act”) unless an exemption from registration is available prior to any issuance or sale of the Variable Products and that the Variable Products will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Products shall comply in all material respects with state insurance law suitability requirements.

2.3. Nationwide represents and warrants that the Variable Products are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Variable Products have ceased to be so treated or that they might not be so treated in the future.

2.4. Nationwide represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of each Fund as required to be delivered under applicable federal or state law in connection with the offer, sale or acquisition of the Variable Products.

2.5. The Trust represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and shall be duly authorized for issuance and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act as required in order to effect the continuous offering of Fund shares.

2.6. The Adviser represents and warrants that each Fund currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, and will notify Nationwide immediately upon having a reasonable basis for believing any Fund has ceased to comply will take reasonable steps to adequately diversify the Fund to achieve compliance within the grace period afforded by Regulation 1.817-5.

2.7. The Adviser represents and warrants that each Fund invested in by the Separate Account is currently qualified as a “regulated investment company” under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify Nationwide upon having a reasonable basis for believing any Fund has ceased to so qualify.

2.8. Nationwide hereby consents to the use by the Trust of the name and telephone number of Nationwide and to the reference by the Trust to the relationship between Nationwide and the Trust as part of an informational page on the Trust’s site on the World Wide Web portion of the Internet. Nationwide hereby further consents to the Trust’s establishing a link between the Trust’s site and Nationwide’s site from the same place that Nationwide is listed on the Trust’s site.

2.9. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware.

2.10. The Trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11. The Adviser represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Tennessee and any applicable state and federal securities laws.

2.12. The Distributor represents and warrants that it is registered as a broker-dealer and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Connecticut and any applicable state and federal securities laws.

2.13. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its tenns.

2.14. Nationwide represents and warrants that all orders for the purchase and sale of Fund shares submitted to the Trust (or counted by Nationwide in submitting a net order under this Agreement) will have been received in good order by Nationwide prior to the time as of which the Fund calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Fund (the “trading deadline”), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of Nationwide as described under Rule 6e-3(T)(b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts). Nationwide will, upon reasonable request, certify to the Trust and the Distributor that Nationwide is in compliance with this Section.

2.15. Nationwide represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligations under the U.S. Bank Secrecy Act of 1970, and the rules and regulations thereunder.

Article III. PROSPECTUS AND PROXY STATEMENTS

3.1. The Trust shall prepare and file with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust.

3.2. The Trust will bear the printing costs and mailing costs associated with the delivery of the following Trust (or individual Fund) documents, and any supplements thereto, to existing Variable Contract owners of Nationwide who are invested in the Trust:

(t)	Prospectuses and statements of additional information;

(ii)	Annual and semi-annual reports; and

(iii)	Proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).

Nationwide will submit any bills for printing, duplicating and/or mailing costs, relating to the Trust documents described above, to the Trust for reimbursement by the Trust. Nationwide shall monitor such costs and shall use its best efforts to control these costs. Upon request, Nationwide will provide the Trust on a semi-annual basis, or more frequently as reasonably requested by the Trust, with a current tabulation of the number of existing Variable Contract owners of Nationwide whose Variable Contract values are invested in each Fund. This tabulation will be sent to the Trust in the form of a letter signed by a duly authorized officer of Nationwide attesting to the accuracy of the information contained in the letter. If requested by Nationwide, the Trust shall provide such documentation (including a final copy of the Trust’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for Nationwide to print together in one document the current prospectus for the Variable Products issued by Nationwide and the current prospectus for the Trust. Should Nationwide wish to print any of these documents in a format different from that provided by the Trust, Nationwide shall provide the Trust with sixty (60) days’ prior written notice and Nationwide shall bear the cost associated with any format change.

3.3. The Trust will provide, at its expense, Nationwide with the following Trust (or individual Fund) documents, and any supplements thereto, with respect to existing Contract owners who are prospective purchasers of the Trust and with respect to prospective Variable Contract owners of Nationwide:

(i)	The current prospectus suitable for printing;

(ii)	The current statement of additional information suitable for duplication;

(iii)	The current proxy material suitable for printing; and

(iv)	The current annual and semi-annual reports suitable for printing.

Nationwide will pay all the expenses for printing and mailing these documents.

3.4. The Trust will provide Nationwide with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Fund after the filing of each such document with the SEC or other regulatory authority. Nationwide will provide the Trust with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account after the filing of each such document with the SEC or other regulatory authority.

3.5. Nationwide agrees that it will cooperate with the Distributor and the Trust by providing to the Distributor and the Trust, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed and whether the Separate Accounts are registered or unregistered under the 1940 Act and any other information pertinent to enabling the Distributor and the Trust to pay registration or other fees with respect to the Trust shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify Trust shares under any applicable laws, rules or regulations in a timely manner.

3.6. Except with respect to information regarding Nationwide provided in writing by that party, Nationwide shall not be responsible for the content of the prospectus or statement of additional information for the Trust. Also, except with respect to information regarding the Trust, Distributor, Adviser or the Fund provided in writing by the Trust, Distributor or Adviser, neither the Trust, the Distributor nor Adviser are responsible for the content of the prospectus or statement of additional information for the Variable Products.

Article IV. SALES MATERIALS; PRIVACY

4.1. Nationwide will finish, or will cause to be finished, to the Trust and the Distributor, each piece of sales literature or other promotional material in which the Trust, the Distributor or Adviser is named, at least ten (10) Business Days prior to its intended use. No such material will be used if the Trust or the Distributor objects to its use in writing within ten (10) Business Days after receipt of such material.

4.2. The Trust and the Distributor will furnish, or will cause to be furnished, to Nationwide, each piece of sales literature or other promotional material in which Nationwide or its Separate Accounts are named at least ten (10) Business Days prior to its intended use. No such material will be used if Nationwide objects to its use in writing within ten (10) Business Days after receipt of such material.

4.3. The Trust and its affiliates and agents shall not give any information or make any representations on behalf of Nationwide or concerning Nationwide, the Separate Accounts, or the Variable Products issued by Nationwide, other than the information or representations contained in a registration statement or prospectus for such Variable Products, as such registration statement and prospectus, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Products, or in sales literature or educational or other promotional material approved by Nationwide or its designee, except with the written permission of Nationwide.

4.4. Nationwide and its affiliates and agents shall not give any information or make any representations on behalf of the Trust or a Fund or concerning the Trust or a Fund other than the information or representations contained in a registration statement or prospectus for the Trust, as such registration statement and prospectus, or in sales literature or other educational or promotional material approved by the Trust or its designee, except with the written permission of the Trust.

4.5. Subject to law and regulatory authority, each party to this Agreement shall treat as confidential all information pertaining to the owners of the Variable Products and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section shall survive the termination of this Agreement.

Article V. POTENTIAL CONFLICTS

5.1. The Board of Trustees of the Trust (the “Board”) will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Trust are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (0 a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

5.2. Nationwide will report any potential or existing conflicts to the Board. Nationwide will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the Trust on May 11, 2007 (the “Notice”) (Investment Company Act Release No. IC-27821), by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by Nationwide to inform the Board whenever Variable Contract owner voting instructions are disregarded by Nationwide. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

5.3. If a majority of the Trust’s Trustees or a majority of its disinterested trustees (“Independent Trustees”) determines that a material irreconcilable conflict exists, affecting Nationwide, Nationwide, at its expense and to the extent reasonably practicable (as determined by a majority of Independent Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of Nationwide’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, Nationwide may be required, at the election of the Trust, to withdraw its Separate Account’s investment in the Trust, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

For the purposes of this Section, a majority of the Independent Trustees shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Variable Contract. Further, Nationwide shall not be required by this Section to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

5.4. The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to Nationwide.

5.5. No less than annually, Nationwide shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be submitted more frequently if the Board deems appropriate.

Article VI. VOTING

6.1. To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever Trust shall have a meeting of shareholders of any series or class of shares, Nationwide shall:

•	Solicit voting instructions from Variable Contract owners;

•	Vote Trust shares held in each Separate Account at such shareholder meetings in accordance with instructions received from Variable Contract owners;

•

Vote Trust shares held in each Separate Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Trust shares for which it has received timely instructions; and

•

Vote Trust shares held in its general account in the same proportion as it votes the applicable series or class of Trust shares held by the Separate Accounts for which it has received timely instructions.

Except with respect to matters as to which Nationwide has the right under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act to vote Trust shares without regard to voting instructions from Variable Contract owners, neither Nationwide nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Variable Contract owners) of matters put before the shareholders or a vote recommended by Trust Board. Nationwide shall be responsible for assuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The Trust shall notify Nationwide of any changes to the Order or conditions. Notwithstanding the foregoing, Nationwide reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

6.2. If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Trust and/or Nationwide, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII. INDEMNIFICATION

7.1. Indemnification by Nationwide. Nationwide agrees to indemnify and hold harmless the Trust, the Distributor and the Adviser and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls the Trust, the Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of Sections 7.1 to 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Nationwide, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)

Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or sales literature for the Variable Products or contained in the Variable Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Nationwide by or on behalf of the Trust for use in the registration statement, prospectus or sales literature for the Variable Products or in the Variable Products (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Products or Fund shares;

( )

Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by Nationwide, or persons under its control) or wrongful conduct of Nationwide or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Products or Fund shares;

(a)

Arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust for inclusion therein by or on behalf of Nationwide;

(b)	Arise as a result of any failure by Nationwide to substantially provide the services and furnish the materials under the terms of this Agreement; or

(c)

Arise out of or result from any material breach of any representation and/or warranty made by Nationwide in this Agreement or arise out of or result from any other material breach of this Agreement by Nationwide.

7.2. Nationwide shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

7.3. Nationwide shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Nationwide in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Nationwide of any such claim shall not relieve Nationwide from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, Nationwide shall be entitled to participate at its own expense in the defense of such action.

7.4. Indemnification by the Adviser. The Adviser agrees to indemnify and hold harmless Nationwide and each of its directors, officers, employees, and agents and each person, if any, who controls Nationwide within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of Sections 7.4 to 7.6) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)

Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or the Trust by or on behalf of Nationwide for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Products or Fund shares;

(b)

Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Products not supplied by the Adviser or persons under its control) or wrongful conduct of the Trust, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Variable Products or Fund shares;

(c)

Arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature covering the Variable Products, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Nationwide for inclusion therein by or on behalf of the Trust;

(d)	Arise as a result of a failure by the Trust to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)

Arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Trust.

7.5. The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to Nationwide.

7.6. The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate at its own expense in the defense thereof

7.7. The provisions of this Article VII shall survive the termination of this Agreement.

Article VIII. TERM; TERMINATION

8.1. This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

8.2. This Agreement shall terminate in accordance with the following provisions:

(a)	At the option of Nationwide or the Trust at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;

(b)

At the option of Nationwide or the Trust, if Fund shares are not reasonably available to meet the requirements of the Variable Products. Prompt notice of election to terminate shall be furnished by Nationwide. The termination will be effective ten days after receipt of notice unless the Trust makes available a sufficient number of Fund shares to reasonably meet the requirements of the Variable Products within the ten-day period;

(c)

At the option of Nationwide, upon the institution of formal proceedings against the Trust, the Distributor or Adviser by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Nationwide’s reasonable judgment, materially impair the Trust’s, the Distributor’s or the Adviser’s ability to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Nationwide with said termination to be effective upon receipt of notice;

(d)

At the option of the Trust, the Distributor or the Adviser, upon the institution of formal proceedings against Nationwide by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Trust’s reasonable judgment, materially impair Nationwide’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Trust with said termination to be effective upon receipt of notice;

(e)

At the option of Nationwide, in the event the Trust’s shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Products issued or to be issued by Nationwide. Termination shall be effective immediately upon notice to the Trust;

(f)

At the option of the Trust if the Variable Products cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Trust reasonably believes that the Variable Products may fail to so qualify. Termination shall be effective upon receipt of notice by Nationwide;

(g)

At the option of Nationwide, upon the Trust’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of Nationwide within ten days after written notice of such breach is delivered to the Trust;

(h)

At the option of the Trust, upon Nationwide’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within ten days after written notice of such breach is delivered to Nationwide;

(i)	At the option of the Trust, if the Variable Products are not registered, issued or sold in accordance with applicable federal and/or state law.

Termination shall be effective immediately upon such occurrence without notice to Nationwide;

0)

At the option of Nationwide in the event that any Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if Nationwide reasonably believes that any Fund may fail to so qualify. Termination shall be effective immediately upon notice to the Trust;

(k)

At the option of Nationwide in the event that any Fund fails to meet the diversification requirements specified in Article II hereof or if Nationwide reasonably believes that any Fund may fail to meet such diversification requirements. Termination shall be effective immediately upon notice to the Trust; and

(0

In the event this Agreement is assigned without the prior written consent of Nationwide, the Trust, the Distributor and the Adviser, termination shall be effective immediately upon such occurrence without notice.

8.3. Notwithstanding any temiination of this Agreement pursuant to Section 8.2 hereof, the Trust shall, at the option of Nationwide, continue to make available additional Fund shares, as provided below, for so long as Nationwide desires pursuant to the terms and conditions of this Agreement, for all Variable Products in effect on the effective date of termination of this Agreement (“Existing Contracts”). Specifically, without limitation, if Nationwide so elects to make additional Fund shares available, the owners of the Existing Contracts or Nationwide, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement, Nationwide, as promptly as is practicable under the circumstances, shall notify the Trust, the Distributor and the Adviser whether Nationwide elects to continue to make Fund shares available after such termination. If Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

8.4. Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, Nationwide shall not redeem the shares attributable to the Variable Products (as opposed to the shares attributable to Nationwide’s assets held in the Separate Accounts or invested directly), and Nationwide shall not prevent Variable Contract owners from allocating payments to a Fund that was otherwise available under the Variable Products, until thirty (30) days after Nationwide shall have notified the Trust of its intention to do so.

Article IX. NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:	Lincoln Variable Insurance Products Trust 1300 South Clinton Street Fort Wayne, Indiana 46802 c/o Kelly D. Clevenger

If to the Distributor:	Lincoln Financial Distributors, Inc. Metro Center, 350 Church Street Hartford, Ct 06103 do John Reizian

If to the Adviser:	Lincoln Investment Advisors Corporation 1300 South Clinton Street Fort Wayne, IN 46802 c/o William P. Flory, Jr.

If to Nationwide:	One Nationwide Plaza Columbus, Ohio 43215 c/o Karen R. Colvin

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

10.1. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.2. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

10.3. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

10.4. The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund. No Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Fund.

10.5. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.7. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Trust, the Distributor, the Adviser and Nationwide; provided, however, that the Adviser may from time to time update Exhibit A to this Agreement, with a copy to Nationwide in due course, to add a new Fund, delete an inactive or terminated Fund. or reflect the change of name of a Fund. The establishment by Nationwide of an account in any Fund, whether or not as yet reflected on an updated Exhibit A, shall constitute the agreement by Nationwide and the Trust, the Distributor and the Adviser to be bound by the provisions of this Agreement with respect to that Fund.

10.8. Notwithstanding anything to the contrary contained herein, the Trust, the Distributor and the Adviser agree that Nationwide shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST		LINCOLN INVESTMENT ADVISORS CORPORATION

By:	/s/ Kelly D. Clevenger	By:	/s/ William P. Flory, Jr.
Name:	Kelly D. Clevenger	Name:	William P. Flory, Jr.
Title:	President	Title:	Second Vice President and Assistant Treasurer

LINCOLN FINANCIAL DISTRIBUTORS, INC.		NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ James J. Ryan	By:	/s/ Karen R. Colvin
Name:	James J. Ryan	Name:	Karen R. Colvin
Title:	Senior Vice President	Title:	Product Officer

Exhibit A

The currently available Funds of the Trust are:

1. LVIP Baron Growth Opportunities Fund — Service Class

Exhibit B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Variable Products

MFS Varia ble Account

Nationwide Multi-Flex Variable Account

Nationwide VA Separate Account-A

Nationwide VA Separate Account-B

Nationwide VA Separate Account-C

Nationwide VA Separate Account-D

Nationwide Variable Account

Nationwide Variable Account-II Nationwide

Variable Account-3 Nationwide Variable

Account-4 Nationwide Variable Account-5

Nationwide Variable Account-6 Nationwide

Variable Account-7 Nationwide Variable

Account-8 Nationwide Variable Account-9

Nationwide Variable Account-10 Nationwide

Variable Account-11 Nationwide Variable

Account-12 Nationwide Variable Account-13

Nationwide Variable Account-14 Nationwide

Variable Account-15 Nationwide Variable

Account-16 Nationwide Variable Account-17

Nationwide Provident VA Separate Account I

Nationwide Provident VA Separate Account A

Nationwide VL Separate Account-A

Nationwide VL Separate Account-B

Nationwide VL Separate Account-C

Nationwide VL Separate Account-D

Nationwide VL Separate Account-G

Nationwide VLI Separate Account

Nationwide VLI Separate Account-2

Nationwide VLI Separate Account-3

Nationwide VLI Separate Account-4

Nationwide VLI Separate Account-5

Nationwide VLI Separate Account-6

Nationwide VLI Separate Account-7

Nationwide Provident VLI Separate Account I

Nationwide Provident VLI Separate Account A

FIRST AMENDMENT TO

FUND PARTICIPATION AGREEMENT

This First Amendment (“Amendment”) dated as of March 10, 2009, is by and among Lincoln Variable Insurance Products Trust (“Trust”) on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”); Lincoln Financial Distributors, Inc. (“Distributor”); Lincoln Investment Advisors Corporation (“Adviser”); and Nationwide Financial Services, Inc., on behalf of its subsidiary life insurance companies listed on Exhibit B (collectively, “Nationwide”) and the current and any future Nationwide separate accounts, as applicable. This Amendment amends the Fund Participation Agreement (the “Agreement”) dated June 5, 2007.

WHEREAS, the Trust, Distributor, Adviser, and Nationwide desire to amend the Agreement.

NOW, THEREFORE, the Trust, Distributor, Adviser, and Nationwide agree to the following:

1.	“Article IX. NOTICES” is updated with the following address for Nationwide.

Nationwide Financial Services, Inc.

One Nationwide Plaza, 2-02-18

Columbus, Ohio 43215

Attention: AVP – NF Investment Offerings

2.	Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

3.	Exhibit B is deleted in its entirety and replaced with the Exhibit B attached hereto.

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Karen R. Colvin
Title:	AVP – NF Investment Offerings

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

By:	Kelly D. Clevenger
Title:	President

1

LINCOLN INVESTMENT ADVISORS CORPORATION

By:	William P. Flory, Jr.
Title:	Second Vice President and Assistant Treasurer

LINCOLN FINANCIAL DISTRIBUTORS, INC.

By:	James J. Ryan
Title:	Senior Vice President

2

Exhibit A

All current and future Funds available for sale through the Variable Products, including but not limited to any Funds listed below.

1.	LVIP Baron Growth Opportunities Fund – Service Class

3

Exhibit B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Separate Accounts

All current and any future Nationwide separate accounts.

4

Second Amendment to Fund Participation

Agreement

This Second Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Nationwide Financial Services, Inc., on behalf of its subsidiary life insurance companies listed on Exhibit B (collectively, “Nationwide”) and the current and any future Nationwide separate accounts, as applicable, is effective as of May 1, 2023 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007, as amended;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

WHEREAS, effective March 13, 2023 Lincoln Investment Advisors Corporation changed its name to “Lincoln Financial Investments Corporation.”

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.

2.	All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

1

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust	Lincoln Financial Investments Corporation

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Lincoln Financial Distributors, Inc.	Nationwide Financial Services, Inc.

By:	By:
Name:	Name:	Leland W. Cummings
Title:	Title:	VP, Head of Fund Operations
Date:	Date:

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

2

Exhibit A

Funds

Dated as of May 1, 2023

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund — Service Class

LVIP Delaware Value Fund — Service Class

LVIP Delaware SMID Cap Core Fund — Service Class

LVIP Delaware REIT Fund — Service Class

LVIP Delaware Diversified Income Fund — Service Class

LVIP Delaware Limited-Term Diversified Income Fund — Service Class

LVIP Delaware High Yield Fund — Service Class

LVIP Delaware U.S. Growth Fund — Service Class

LVIP JPMorgan U.S. Equity Fund — Standard Class

LVIP JPMorgan Small Cap Core Fund —Standard Class

LVIP JPMorgan Mid Cap Value Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Service Class

3

Exhibit B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Nationwide Investment Services Corporation

Separate Accounts

All current and any future Nationwide separate accounts.

4

Third Amendment to Fund Participation Agreement

This Third Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Nationwide Financial Services, Inc., on behalf of its subsidiary life insurance companies listed on Exhibit B (collectively, “Nationwide”) and the current and any future Nationwide separate accounts, as applicable, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007, as amended;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Exhibit B shall be deleted in its entirety and replaced with Exhibit B attached hereto.

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

REMAINDER OF PAGE INTENTIONALLY BLANK

1

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust	Lincoln Financial Investments Corporation

By:	By:
Name: Benjamin A. Richer	Name: Benjamin A. Richer
Title: Senior Vice President	Title: Senior Vice President
Date:	Date:

Lincoln Financial Distributors, Inc.	Nationwide Financial Services, Inc.

By:	By:
Name: Thomas O’Neill	Name: Leland W. Cummings
Title: SVP, COO, Head of Financial Institutions Group	Title: VP, Head of Fund Operations
Date:	Date:

2

Exhibit A

Funds

Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund – Standard Class II

LVIP American Century Capital Appreciation Fund – Standard Class II

LVIP American Century Disciplined Core Value Fund – Standard Class II

LVIP American Century Disciplined Core Value Fund – Service Class

LVIP American Century Inflation Protection Fund – Standard Class II

LVIP American Century Inflation Protection Fund – Service Class

LVIP American Century International Fund – Standard Class II

LVIP American Century International Fund – Service Class

LVIP American Century Large Company Value Fund – Standard Class II

LVIP American Century Mid Cap Value Fund – Standard Class II

LVIP American Century Mid Cap Value Fund – Service Class

LVIP American Century Ultra Fund – Standard Class II

LVIP American Century Ultra Fund – Service Class

LVIP American Century Value Fund – Standard Class II

LVIP American Century Value Fund – Service Class

LVIP Baron Growth Opportunities Fund — Service Class

LVIP Delaware Value Fund — Service Class

LVIP Delaware SMID Cap Core Fund — Service Class

LVIP Delaware REIT Fund — Service Class

LVIP Delaware Diversified Income Fund — Service Class

LVIP Delaware Limited-Term Diversified Income Fund — Service Class

LVIP Delaware High Yield Fund — Service Class

LVIP Delaware U.S. Growth Fund — Service Class

LVIP JPMorgan U.S. Equity Fund — Standard Class

LVIP JPMorgan Small Cap Core Fund —Standard Class

LVIP JPMorgan Mid Cap Value Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Service Class

3

EXHIBIT B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

Separate Accounts

All current and any future separate accounts.

4

Fourth Amendment to Fund Participation Agreement

This Fourth Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Nationwide Financial Services, Inc., on behalf of its subsidiary life insurance companies listed on Exhibit B (collectively, “Nationwide”) and the current and any future Nationwide separate accounts, as applicable, is effective as of November 5, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007, as amended;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Exhibit B shall be deleted in its entirety and replaced with Exhibit B attached hereto.

3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

REMAINDER OF PAGE INTENTIONALLY BLANK

1

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust	Lincoln Financial Investments Corporation

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Lincoln Financial Distributors, Inc.	Nationwide Financial Services, Inc.

By:	By:
Name: Thomas O’Neill	Name: Leland W. Cummings
Title: SVP, COO, Head of Financial Institutions Group	Title: VP, Head of Fund Operations
Date:	Date:

2

Exhibit A

Funds

Dated as of November 5, 2024

The currently available Funds of the Trust are:

LVIP American Century Balanced Fund – Standard Class II

LVIP American Century Capital Appreciation Fund – Standard Class II

LVIP American Century Disciplined Core Value Fund – Standard Class II

LVIP American Century Disciplined Core Value Fund – Service Class

LVIP American Century Inflation Protection Fund – Standard Class II

LVIP American Century Inflation Protection Fund – Standard Class

LVIP American Century Inflation Protection Fund – Service Class

LVIP American Century International Fund – Standard Class II

LVIP American Century International Fund – Standard Class

LVIP American Century International Fund – Service Class

LVIP American Century Large Company Value Fund – Standard Class II

LVIP American Century Mid Cap Value Fund – Standard Class II

LVIP American Century Mid Cap Value Fund – Service Class

LVIP American Century Ultra Fund – Standard Class II

LVIP American Century Ultra Fund – Standard Class

LVIP American Century Ultra Fund – Service Class

LVIP American Century Value Fund – Standard Class II

LVIP American Century Value Fund – Service Class

LVIP Baron Growth Opportunities Fund — Service Class

LVIP Delaware Value Fund — Service Class

LVIP Delaware SMID Cap Core Fund — Service Class

LVIP Delaware REIT Fund — Service Class

LVIP Delaware Diversified Income Fund — Service Class

LVIP Delaware Limited-Term Diversified Income Fund — Service Class

LVIP Delaware High Yield Fund — Service Class

LVIP Delaware U.S. Growth Fund — Service Class

LVIP JPMorgan U.S. Equity Fund — Standard Class

LVIP JPMorgan Small Cap Core Fund —Standard Class

LVIP JPMorgan Mid Cap Value Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Standard Class

LVIP JPMorgan Core Bond Fund — Service Class

3

EXHIBIT B

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

Separate Accounts

All current and any future separate accounts.

4